EXHIBIT 23.4


         Dear Sirs:


         Subject: Consent letter - ECI TELEKOM LTD. STI. (the "Company"), a consolidated subsidiary of ECI Telecom Ltd.




         We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-105830, 333-103669, 333-12868,
         333-9860, 333-10078, 33-75904, 33-74150, 33-49984, 33-31411 and
         33-26117) of ECI Telecom Ltd. of our report dated January 22, 2004, relating to the balance sheets of the Company as at December 31, 2003 and 2002 and related statements of income, retained earning and cash flows for the three years then ending which report and the consolidated financial statements of the ECI Telecom Ltd. as at December 31, 2003, appear in the report in Form 6-K of ECI Telecom Ltd., a copy of which was furnished to the Securities and Exchange Commission on March 24, 2004.


         Yours faithfully,



         Dated June 27, 2004

         MAZARS/DENGE ANKARA YEMINLI MALI MUSA VIRLIK A.S.



         /s/ Denge Ankara
         --------------------------------
         stamp of Denge, Ankara
         Yeminli Mali Musavirlik
         Anonim Sirkety